Exhibit 99

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, as of June 5, 2018, the undersigned each hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D, including amendments thereto (as amended, the “Schedule 13D”) with respect to common stock, par value $0.01 per share, of ReShape Lifesciences Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to the Schedule 13D provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

HEALTHCOR PARTNERS MANAGEMENT, L.P.

By: HealthCor Partners Management GP, LLC, its general partner

By:	/s/ Jeffrey C. Lightcap
Name:	Jeffrey C. Lightcap
Title:	Managing Member

HEALTHCOR partners II, L.P.
for itself and as general partner on behalf of
HEALTHCOR PARTNERS FUND II, LP

By: HealthCor Partners GP, LLC, its general partner

By:	/s/ Jeffrey C. Lightcap
Name:	Jeffrey C. Lightcap
Title:	Managing Member

HEALTHCOR partners management gp, LLC

By:	/s/ Jeffrey C. Lightcap
Name:	Jeffrey C. Lightcap
Title:	Managing Member

HEALTHCOR partNers gp, LLC

By:	/s/ Jeffrey C. Lightcap
Name:	Jeffrey C. Lightcap
Title:	Managing Member

JEFFREY C. LIGHTCAP, Individually

/s/ Jeffrey C. Lightcap

ARTHUR COHEN, Individually

/s/ Arthur Cohen

JOSEPH HEALEY, Individually

/s/ Joseph Healey